Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91754) of Webco Industries, Inc. of our report dated September 25, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this From 10-K.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
October 28, 2002